EXHIBIT 99.1

Tilray Brands Delivers Record Q3 Fiscal 2026 Results; Net Revenue Increases to $207 Million with 11% Organic Growth and Gross Profit Expands to $55 Million, Increasing 6% Year-Over-Year

International Cannabis Accelerates with 73% Net Revenue Growth and 100% Increase in Cannabis Flower Sales Volume Year-Over-Year

Canadian Adult-Use and Medical Cannabis Net Revenue Combined Increased 8% Year-Over-Year; Tilray Maintains #1 Cannabis Leadership Position in Canada by Revenue

BrewDog Acquisition1 for ~£40 Million Cash Positions Tilray as a Global Craft Beverage Leader with Multi-Region Expansion Across Europe, Middle East, Australia, Asia-Pacific and the U.S.

Strong Balance Sheet Supports Growth with $265 Million in Cash and Marketable Securities2 and ~$3.5 Million Net Cash

NEW YORK and LONDON and LEAMINGTON, Ontario, April 01, 2026 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle and consumer packaged goods company at the forefront of the cannabis, beverage, and wellness industries, today reported financial results for its third fiscal quarter ended February 28, 2026, highlighting record net revenue, record gross profit, record international cannabis revenue and continued successful execution of its global expansion strategy. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Chairman and Chief Executive Officer, Tilray Brands, stated, “Our third quarter results demonstrated the strength of our global strategy in action, delivering our strongest Q3 net revenue and gross profit to date. Our international cannabis business delivered its best quarterly net revenue in Company history, with over 70% year-over-year growth, which reflects the disciplined execution of our strategy across key global markets. We are seeing that our strategy works, driving growth through scale, product innovation, and strong distribution.”

Mr. Simon, continued, “With the acquisition of BrewDog, the UK’s leading craft beer brand, and our recently announced partnership with Carlsberg beginning in 2027, we are accelerating the buildout of a scaled global beverage platform. These initiatives broaden our infrastructure, strengthen our brand portfolio, and enhance our distribution capabilities, positioning Tilray to capture growth across key markets in the U.S., Europe, the Middle East, Australia, and Asia-Pacific. Supported by our diversified platform across cannabis, beverage, pharmaceutical distribution, and wellness, we are well-equipped to navigate industry headwinds while leveraging emerging opportunities driven by global consumer trends and regulatory changes. We remain focused on building a leading global consumer platform designed to drive sustained growth, expand profitability, and deliver long-term shareholder value.”

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1 BrewDog acquisition is not reflected in the Company’s third quarter results or balance sheet, as the transaction closed and completed subsequent to quarter end.
2 Cash, restricted cash and Marketable Securities is a Non-GAAP financial measure. See “Use of Non-GAAP Measures” below for additional discussion regarding these non-GAAP measures and for a reconciliation of such Non-GAAP Measures to our most comparable GAAP measure.

Financial Highlights
All comparisons made to the prior year period

  Net revenue increased 11% to a record $206.7 million in the third quarter compared to $185.8 million.
  Gross profit increased 6% to a record $55.0 million in the third quarter compared to $52.0 million.
  Gross margin was 27% in the third quarter compared to 28%.
  Cannabis net revenue increased 19% to $64.8 million in the third quarter compared to $54.3 million as a result of a 73% increase in international cannabis revenue and an 8% increase in Canadian adult-use and medical cannabis net revenue combined.
    Cannabis gross profit increased 18% to $26.0 million in the third quarter compared to $22.0 million.
    Cannabis gross margin was 40% in the third quarter compared to 41%.
  Beverage net revenue was $42.6 million in the third quarter compared to $55.9 million.
    Beverage gross profit was $13.6 million in the third quarter compared to $19.9 million.
    Beverage gross margin was 32% in the third quarter compared to 36%.
  Wellness net revenue increased 16% to $16.4 million in the third quarter compared to $14.1 million.
    Wellness gross profit increased 19% to $5.4 million in the third quarter compared to $4.5 million.
    Wellness gross margin increased to 33% in the third quarter compared to 32%.
  Distribution net revenue, which includes Tilray Pharma, grew to a third quarter record net revenue of $83.0 million compared to $61.5 million.
    Distribution gross profit increased to $10.0 million in the third quarter compared to $5.6 million.
    Distribution gross margin increased to 12% in the third quarter compared to 9%.
  Net loss improved 97% to $25.2 million in the third quarter compared to a net loss of $793.5 million, and net loss per share improved to $(0.24) in the third quarter from $(8.69).
  Adjusted net income (loss)3 and adjusted net income (loss) per share3 improved to $2.4 million and $0.02 in the third quarter compared to adjusted net loss of $2.9 million and $(0.03).
  Adjusted cash operating income4 improved to $4.0 million in the third quarter compared to an adjusted cash operating loss of $3.1 million.
  Adjusted EBITDA5 increased 19% to $10.7 million in the third quarter compared to $9.0 million.

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3 Adjusted net income (loss) and adjusted net income (loss) per share are Non-GAAP financial measures. See “Use of Non-GAAP Measures” below for a discussion of these Non-GAAP measures and for a reconciliation of this Non-GAAP Measure to our most comparable GAAP measure.
4 Adjusted cash operating income (loss) is a Non-GAAP financial measure. See “Use of Non-GAAP Measures” below for a discussion of these Non-GAAP measures and for a reconciliation of this Non-GAAP Measure to our most comparable GAAP measure.
5 Adjusted EBITDA is a Non-GAAP financial measure. See “Use of Non-GAAP Measures” below for a discussion of these Non-GAAP measures and for a reconciliation of this Non-GAAP Measure to our most comparable GAAP measure.

Balance Sheet Update: Our balance sheet remains strong, supported by cash, restricted cash, and marketable securities balance of $264.8 million at the end of the third quarter, providing flexibility for strategic opportunities and investment. In the quarter, we also further reduced our total outstanding debt by $4.2 million, highlighting our improved debt position.

Net (Debt) Cash Position: Our net cash position of $3.5 million improved $40.2 million from a net debt position of $36.6 million in the prior year period.

Project 420 Update: In the quarter, we completed the previously-announced Project 420 synergy program, delivering approximately $33 million in annualized cost savings and meaningfully strengthening the cost structure of our Beverage business.

Fiscal Year 2026 Guidance
For its fiscal year ended May 31, 2026, the Company reconfirms its guidance to achieve; adjusted EBITDA of $62 million to $72 million, representing growth of 13% to 31% as compared to fiscal year 2025.

Management’s guidance for adjusted EBITDA is provided on a non-GAAP basis and excludes stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; impairments of intangible assets and goodwill; Other than temporary change in fair value of convertible notes receivable; litigation costs; restructuring costs, transaction (income) costs and other non-operating income (expenses) and other non-recurring items that may be incurred during the Company's fiscal year 2026, which the Company will continue to identify as it reports its future financial results.  Given the escalation of hostilities in the Middle East, including Iran, we are monitoring various factors that may directly and indirectly impact operating expenses and, therefore, our adjusted EBITDA expectations, including energy, fuel, logistics, and supply chain disruption.

The Company cannot reconcile its expected adjusted EBITDA to net income “Fiscal Year 2026 Guidance” without unreasonable effort because of certain items that impact net income, and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Live Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. Eastern Time. Investors may join the live webcast available on the Events & Presentations section of Tilray’s Investor Relations website. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “position,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections, or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become a leading lifestyle consumer packaged goods company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to achieve fiscal year 2026 financial guidance, including expected Adjusted EBITDA of $62 to $72 million and synergy optimizations; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities in the U.S., including upon U.S. federal cannabis legalization or rescheduling and the Company’s ability to leverage its platform in connection therewith; the Company’s ability to successfully leverage artificial intelligence strategies; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin (consolidated and for each of our reporting segments), Adjusted gross profit (consolidated and for each of our reporting segments), Adjusted EBITDA, Adjusted cash operating income (loss), Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue, cash, restricted cash and marketable securities, and net (debt) cash. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, nor should adjusted net income (loss) per share be used as a measure of liquidity. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments of intangible assets and goodwill, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue as the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Adjusted EBITDA is calculated as net income (loss) before income tax expense (recovery), net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; project 420 optimization costs; other than temporary change in fair value of convertible notes receivable; impairments; litigation costs; restructuring costs, and transaction (income) costs, net. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Adjusted cash operating income (loss) is calculated as operating loss, less; amortization; stock-based compensation; other than temporary change in fair value of convertible notes receivable; impairments; and change in fair value of contingent consideration. A reconciliation of adjusted cash operating income (loss) to operating loss, the most directly comparable GAAP measure, has been included below in this press release. Adjusted cash operating income (loss) is not calculated in accordance with GAAP and should not be considered an alternative for GAAP operating income or as a measure of liquidity.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; project 420 optimization costs; other than temporary change in fair value of convertible notes receivable; impairments; litigation costs; restructuring costs and transaction (income) costs, net. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; project 420 optimization costs; other than temporary change in fair value of convertible notes receivable; impairments; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Adjusted gross profit (consolidated and for each of our reporting segments), is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted gross margin (consolidated and for each of our reporting segments), excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes cash paid for litigation settlements. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Cash, restricted cash and marketable securities are comprised of three GAAP measures, cash and cash equivalents and restricted cash both added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these three GAAP metrics.

Net (debt) cash is comprised of GAAP measures and reduces bank indebtedness, current and non-current portions of long-term debt, the principal balance of convertible debt by cash and cash equivalents, restricted cash and marketable securities. The company believes this metric provides useful information to management, analysts, and investors regarding its liquidity and the Company’s ability to repay all of its debt.

Contacts:
Investor Relations
investors@tilray.com
Pro-TLRY@prosek.com

Media
News@tilray.com

Consolidated Statements of Financial Position
	February 28,	May 31,
(in thousands of US dollars)	2026	2025
Assets
Current assets
Cash and cash equivalents	$204,620	$221,666
Restricted cash	44,885	—
Marketable securities	15,312	34,697
Accounts receivable, net	118,372	121,489
Inventory	292,303	270,882
Prepaids and other current assets	40,819	34,092
Assets held for sale	2,449	5,800
Total current assets	718,760	688,626
Capital assets	543,008	568,433
Operating lease, right-of-use assets	17,939	22,279
Digital assets	614	—
Intangible assets	23,343	21,423
Goodwill	752,350	752,350
Long-term investments	7,634	10,132
Other assets	11,074	11,084
Total assets	$2,074,722	$2,074,327
Liabilities
Current liabilities
Bank indebtedness	$8,834	$7,181
Accounts payable and accrued liabilities	223,996	235,322
Contingent consideration	—	15,000
Warrant liability	—	1,092
Current portion of lease liabilities	7,259	6,941
Current portion of long-term debt	17,453	14,767
Total current liabilities	257,542	280,303
Long - term liabilities
Lease liabilities	60,282	64,925
Long-term debt	134,982	148,493
Convertible debentures payable	88,268	86,428
Deferred tax liabilities, net	7,877	3,748
Other liabilities	164	855
Total liabilities	549,115	584,752
Stockholders' equity
Common stock ($0.0001 par value; 1,416,000,000 common shares authorized; 116,546,939 and 106,067,875 common shares issued and outstanding, respectively)[1]	116	106
Treasury Stock (321,391 and 200,422 treasury shares issued and outstanding, respectively)[1]	—	—
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,520,501	6,401,657
Accumulated other comprehensive loss	(44,198)	(43,063)
Accumulated deficit	(4,919,051)	(4,847,226)
Total Tilray Brands, Inc. stockholders' equity	1,557,368	1,511,474
Non-controlling interests	(31,761)	(21,899)
Total stockholders' equity	1,525,607	1,489,575
Total liabilities and stockholders' equity	$2,074,722	$2,074,327

[1]Current and prior year share amounts have been retrospectively adjusted to reflect the Reverse Stock Split (as defined below), which became effective on December 2, 2025. See Note 1 (Basis of presentation and summary of significant accounting policies).

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months ended				For the nine months ended
(in thousands of U.S. dollars, except for per share data)	February 28,	February 28,	Change	% Change	February 28,	February 28,	Change	% Change
	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Net revenue	$206,732	$185,780	$20,952	11%	$633,740	$596,774	$36,966	6%
Cost of goods sold	151,778	133,769	18,009	13%	463,820	423,837	39,983	9%
Gross profit	54,954	52,011	2,943	6%	169,920	172,937	(3,017)	(2)%
Operating expenses:
General and administrative	50,228	39,246	10,982	28%	142,456	129,356	13,100	10%
Selling	10,617	13,905	(3,288)	(24)%	35,321	41,757	(6,436)	(15)%
Amortization	5,106	23,182	(18,076)	(78)%	13,393	67,913	(54,520)	(80)%
Marketing and promotion	8,692	6,793	1,899	28%	28,828	28,079	749	3%
Research and development	62	85	(23)	(27)%	181	250	(69)	(28)%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Impairment of intangible assets and goodwill	—	699,235	(699,235)	(100)%	—	699,235	(699,235)	(100)%
Other than temporary change in fair value of convertible notes receivable	—	20,000	(20,000)	(100)%	—	20,000	(20,000)	(100)%
Litigation costs, net of recoveries	621	2,758	(2,137)	(77)%	2,497	5,254	(2,757)	(52)%
Restructuring costs	4,087	6,133	(2,046)	(33)%	5,921	17,249	(11,328)	(66)%
Transaction costs (income), net	1,927	605	1,322	219%	2,896	2,563	333	13%
Total operating expenses	81,340	811,942	(730,602)	(90)%	216,493	1,011,656	(795,163)	(79)%
Operating loss	(26,386)	(759,931)	733,545	(97)%	(46,573)	(838,719)	792,146	(94)%
Interest expense, net	(4,965)	(8,378)	3,413	(41)%	(17,035)	(25,986)	8,951	(34)%
Non-operating income (expense), net	8,092	(24,022)	32,114	(134)%	(386)	(44,631)	44,245	(99)%
Loss before income taxes	(23,259)	(792,331)	769,072	(97)%	(63,994)	(909,336)	845,342	(93)%
Income tax expense (recovery), net	1,974	1,203	771	64%	3,235	4,125	(890)	(22)%
Net loss	$(25,233)	$(793,534)	$768,301	(97)%	$(67,229)	$(913,461)	$846,232	(93)%
Total net income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(26,572)	(789,436)	762,864	(97)%	(71,825)	(913,943)	842,118	(92)%
Non-controlling interests	1,339	(4,098)	5,437	(133)%	4,596	482	4,114	854%
Other comprehensive gain (loss), net of tax
Foreign currency translation gain (loss)	(4,687)	(5,389)	702	(13)%	(411)	(10,195)	9,784	(96)%
Comprehensive loss	$(29,920)	$(798,923)	$769,003	(96)%	$(67,640)	$(923,656)	$856,016	(93)%
Total comprehensive income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(31,477)	(794,414)	762,937	(96)%	(72,960)	(923,379)	850,419	(92)%
Non-controlling interests	1,557	(4,509)	6,066	(135)%	5,320	(277)	5,597	(2021)%
Weighted average number of common shares - basic[1]	112,675,734	90,834,279	21,841,455	24%	109,657,744	86,079,372	23,578,372	27%
Weighted average number of common shares - diluted[1]	112,675,734	90,834,279	21,841,455	24%	109,657,744	86,079,372	23,578,372	27%
Net loss per share - basic[1]	$(0.24)	$(8.69)	$8.46	(97)%	$(0.65)	$(10.62)	$9.96	(94)%
Net loss per share - diluted[1]	$(0.24)	$(8.69)	$8.46	(97)%	$(0.65)	$(10.62)	$9.96	(94)%

[1]Current and prior year share amounts have been retrospectively adjusted to reflect the Reverse Stock Split (as defined below), which became effective on December 2, 2025. See Note 1 (Basis of presentation and summary of significant accounting policies).

Condensed Consolidated Statements of Cash Flows
	For the nine months ended
	February 28,	February 28,	Change	% Change
(in thousands of US dollars)	2026	2025	2026 vs. 2025
Cash provided by (used in) operating activities:
Net loss	$(67,229)	$(913,461)	$846,232	(93)%
Adjustments for:
Deferred income tax (recovery) expense, net	3,235	2,686	549	20%
Unrealized foreign exchange (gain) loss	(5,886)	30,725	(36,611)	(119)%
Amortization	48,260	99,410	(51,150)	(51)%
Accretion of convertible debt discount	5,977	8,751	(2,774)	(32)%
Impairments	—	699,235	(699,235)	(100)%
Other than temporary change in fair value of convertible notes receivable	—	20,000	(20,000)	(100)%
Unrealized loss on digital assets	386	—	386	NM
Other non-cash items	2,402	1,503	899	60%
Stock-based compensation	31,060	18,189	12,871	71%
Loss on long-term investments	4,449	5,540	(1,091)	(20)%
Loss (gain) on derivative instruments	3,495	(2,896)	6,391	(221)%
Change in fair value of contingent consideration	(15,000)	—	(15,000)	NM
Change in non-cash working capital:
Accounts receivable	3,117	321	2,796	871%
Prepaids and other current assets	(3,717)	(8,258)	4,541	(55)%
Inventory	(21,421)	(5,577)	(15,844)	284%
Accounts payable and accrued liabilities	(20,948)	(37,960)	17,012	(45)%
Net cash used in operating activities	(31,820)	(81,792)	49,972	(61)%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(22,838)	(26,586)	3,748	(14)%
Proceeds from disposal of capital and intangible assets	1,798	833	965	116%
Investment in digital assets	(1,000)	—	(1,000)	NM
Sale (purchase) of marketable securities, net	19,385	(16,276)	35,661	(219)%
Investment in long-term investments	(3,595)	—	(3,595)	NM
Proceeds from long-term investments	1,629	—	1,629	NM
Business acquisitions, net of cash acquired	—	(18,210)	18,210	(100)%
Net cash used in investing activities	(4,621)	(60,239)	55,618	(92)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	73,058	139,738	(66,680)	(48)%
Cash paid in lieu fractional shares	(159)	—	(159)	NM
Proceeds from warrants exercised	2,367	—	2,367	NM
Proceeds from long-term debt	—	3,450	(3,450)	(100)%
Repayment of long-term debt	(11,108)	(16,115)	5,007	(31)%
Repayment of convertible debt	—	(330)	330	(100)%
Repayment of lease liabilities	(2,991)	(2,586)	(405)	16%
Net decrease in bank indebtedness	1,653	(7,293)	8,946	(123)%
Net cash provided by financing activities	62,820	116,864	(54,044)	(46)%
Effect of foreign exchange on cash and cash equivalents	1,460	(3,217)	4,677	(145)%
Net increase (decrease) in cash and cash equivalents	27,839	(28,384)	56,223	(198)%
Cash and cash equivalents, beginning of period	221,666	228,340	(6,674)	(3)%
Cash and cash equivalents and restricted cash, end of period	$249,505	$199,956	$49,549	25%

Within the consolidated statements of cash flows, cash and cash equivalents includes $44,885 of restricted cash as of February 28, 2026, and $nil as of February 28, 2025.

Net Revenue by Operating Segment
	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
(In thousands of U.S. dollars)	February 28, 2026	% of Total Revenue	February 28, 2025	% of Total Revenue	February 28, 2026	% of Total Revenue	February 28, 2025	% of Total Revenue
Beverage business	$42,558	21%	$55,921	30%	$148,380	24%	$174,974	29%
Cannabis business	64,828	31%	54,274	29%	196,871	31%	181,175	31%
Distribution business	82,963	40%	61,493	33%	242,286	38%	197,175	33%
Wellness business	16,383	8%	14,092	8%	46,203	7%	43,450	7%
Total net revenue	$206,732	100%	$185,780	100%	$633,740	100%	$596,774	100%

Net Revenue by Operating Segment in Constant Currency
	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
	February 28, 2026		February 28, 2025		February 28, 2026		February 28, 2025
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage business	$42,558	22%	$55,921	30%	$148,380	24%	$174,974	29%
Cannabis business	60,257	31%	54,274	29%	191,792	31%	181,175	31%
Distribution business	73,969	39%	61,493	33%	223,636	37%	197,175	33%
Wellness business	16,051	8%	14,092	8%	46,066	8%	43,450	7%
Total net revenue	$192,835	100%	$185,780	100%	$609,874	100%	$596,774	100%

Net Cannabis Revenue by Market Channel
	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
(In thousands of U.S. dollars)	February 28, 2026	% of Total Revenue	February 28, 2025	% of Total Revenue	February 28, 2026	% of Total Revenue	February 28, 2025	% of Total Revenue
Revenue from Canadian medical cannabis	$5,979	9%	$5,839	11%	$18,359	9%	$18,773	10%
Revenue from Canadian adult-use cannabis	52,570	81%	49,315	91%	179,085	91%	165,627	91%
Revenue from wholesale cannabis	1,165	2%	3,893	7%	6,666	4%	15,993	9%
Revenue from international cannabis	24,121	37%	13,935	26%	57,668	29%	40,991	23%
Less excise taxes	(19,007)	(29)%	(18,708)	(35)%	(64,907)	(33)%	(60,209)	(33)%
Total	$64,828	100%	$54,274	100%	$196,871	100%	$181,175	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
	February 28, 2026		February 28, 2025		February 28, 2026		February 28, 2025
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$5,706	9%	$5,839	11%	$18,260	10%	$18,773	10%
Revenue from Canadian adult-use cannabis	50,170	83%	49,315	91%	178,406	93%	165,627	91%
Revenue from wholesale cannabis	1,112	2%	3,893	7%	6,658	3%	15,993	9%
Revenue from international cannabis	21,410	36%	13,935	26%	53,137	28%	40,991	23%
Less excise taxes	(18,141)	(30)%	(18,708)	(35)%	(64,669)	(34)%	(60,209)	(33)%
Total	$60,257	100%	$54,274	100%	$191,792	100%	$181,175	100%

Other Financial Information: Key Operating Metrics
	For the three months ended		For the nine months ended
	February 28,	February 28,	February 28,	February 28,
(in thousands of U.S. dollars)	2026	2025	2026	2025
Net beverage revenue	$42,558	$55,921	$148,380	$174,974
Net cannabis revenue	64,828	54,274	196,871	181,175
Distribution revenue	82,963	61,493	242,286	197,175
Wellness revenue	16,383	14,092	46,203	43,450
Beverage costs	28,977	35,986	97,741	106,961
Cannabis costs	38,858	32,275	121,497	111,804
Distribution costs	72,951	55,936	213,293	175,281
Wellness costs	10,992	9,572	31,289	29,791
Adjusted gross profit (excluding PPA step-up) (1)	54,954	52,070	169,920	174,547
Beverage adjusted gross margin (excluding PPA step-up) (1)	32%	36%	34%	40%
Cannabis adjusted gross margin (excluding PPA step-up) (1)	40%	41%	38%	38%
Distribution gross margin	12%	9%	12%	11%
Wellness gross margin	33%	32%	32%	31%
Adjusted EBITDA (1)	$10,715	$9,040	$29,261	$27,391
Cash, restricted cash and marketable securities (1) as at the period ended:	264,817	248,414	264,817	248,414
Working capital as at the period ended:	$461,218	$424,115	$461,218	$424,115

(1)Adjusted EBITDA, adjusted gross profit (excluding PPA step-up) and adjusted gross margin (excluding PPA step-up) for each of our segments, and cash, restricted cash and marketable securities are non-GAAP financial measures. See “Use of Non-GAAP Measures” above for a discussion of these Non-GAAP measures and “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” below for a reconciliation of these Non-GAAP Measures to our most comparable GAAP measure.

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended February 28, 2026
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$42,558	$64,828	$82,963	$16,383	$206,732
Cost of goods sold	28,977	38,858	72,951	10,992	151,778
Gross profit	13,581	25,970	10,012	5,391	54,954
Gross margin	32%	40%	12%	33%	27%

	For the three months ended February 28, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$55,921	$54,274	$61,493	$14,092	$185,780
Cost of goods sold	35,986	32,275	55,936	9,572	133,769
Gross profit	19,935	21,999	5,557	4,520	52,011
Gross margin	36%	41%	9%	32%	28%
Adjustments:
Purchase price accounting step-up	59	—	—	—	59
Adjusted gross profit	19,994	21,999	5,557	4,520	52,070
Adjusted gross margin	36%	41%	9%	32%	28%

	For the nine months ended February 28, 2026
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$148,380	$196,871	$242,286	$46,203	$633,740
Cost of goods sold	97,741	121,497	213,293	31,289	463,820
Gross profit	50,639	75,374	28,993	14,914	169,920
Gross margin	34%	38%	12%	32%	27%

	For the nine months ended February 28, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$174,974	$181,175	$197,175	$43,450	$596,774
Cost of goods sold	106,961	111,804	175,281	29,791	423,837
Gross profit	68,013	69,371	21,894	13,659	172,937
Gross margin	39%	38%	11%	31%	29%
Adjustments:
Purchase price accounting step-up	1,610	—	—	—	1,610
Adjusted gross profit	69,623	69,371	21,894	13,659	174,547
Adjusted gross margin	40%	38%	11%	31%	29%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months ended				For the nine months ended
	February 28,	February 28,	Change	% Change	February 28,	February 28,	Change	% Change
(In thousands of U.S. dollars)	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Net loss	$(25,233)	$(793,534)	$768,301	(97)%	$(67,229)	$(913,461)	$846,232	(93)%
Income tax expense (recovery), net	1,974	1,203	771	64%	3,235	4,125	(890)	(22)%
Interest expense, net	4,965	8,378	(3,413)	(41)%	17,035	25,986	(8,951)	(34)%
Non-operating income (expense), net	(8,092)	24,022	(32,114)	(134)%	386	44,631	(44,245)	(99)%
Amortization	16,741	33,546	(16,805)	(50)%	48,260	99,410	(51,150)	(51)%
Stock-based compensation	13,725	4,035	9,690	240%	31,060	18,189	12,871	71%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Impairment of intangible assets and goodwill	—	699,235	(699,235)	(100)%	—	699,235	(699,235)	(100)%
Other than temporary change in fair value of convertible notes receivable	—	20,000	(20,000)	(100)%	—	20,000	(20,000)	(100)%
Project 420 business optimization	—	2,600	(2,600)	(100)%	200	2,600	(2,400)	(92)%
Purchase price accounting step-up	—	59	(59)	(100)%	—	1,610	(1,610)	(100)%
Litigation costs, net of recoveries	621	2,758	(2,137)	(77)%	2,497	5,254	(2,757)	(52)%
Restructuring costs	4,087	6,133	(2,046)	(33)%	5,921	17,249	(11,328)	(66)%
Transaction costs (income), net	1,927	605	1,322	219%	2,896	2,563	333	13%
Adjusted EBITDA	$10,715	$9,040	$1,675	19%	$29,261	$27,391	$1,870	7%

Other Financial Information: Adjusted net income (loss) and Adjusted net income (loss) per share
	For the three months ended				For the nine months ended
	February 28,	February 28,	Change	% Change	February 28,	February 28,	Change	% Change
	2026	2025	Change		2026	2025	2026 vs. 2025
Net loss attributable to stockholders of Tilray Brands, Inc.	$(26,572)	$(789,436)	$762,864	(97)%	$(71,825)	$(913,943)	$842,118	(92)%
Non-operating income (expense), net	(8,092)	24,022	(32,114)	(134)%	386	44,631	(44,245)	(99)%
Amortization	16,741	33,546	(16,805)	(50)%	48,260	99,410	(51,150)	(51)%
Stock-based compensation	13,725	4,035	9,690	240%	31,060	18,189	12,871	71%
Change in fair value of contingent consideration	—	—	—	NM	(15,000)	—	(15,000)	NM
Impairment of intangible assets and goodwill	—	699,235	(699,235)	(100)%	—	699,235	(699,235)	(100)%
Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc.	—	13,600	(13,600)	(100)%	—	13,600	(13,600)	(100)%
Project 420 business optimization	—	2,600	(2,600)	(100)%	200	2,600	(2,400)	(92)%
Litigation costs, net of recoveries	621	2,758	(2,137)	(77)%	2,497	5,254	(2,757)	(52)%
Restructuring costs	4,087	6,133	(2,046)	(33)%	5,921	17,249	(11,328)	(66)%
Transaction costs (income)	1,927	605	1,322	219%	2,896	2,563	333	13%
Adjusted net income (loss)	$2,437	$(2,902)	$5,339	(184)%	$4,395	$(11,212)	$15,607	(139)%
Adjusted net income (loss) per share - basic and diluted	$0.02	$(0.03)	$0.05	(167)%	$0.04	$(0.13)	$0.17	(131)%

Other Financial Information: Free Cash Flow
	For the three months ended				For the nine months ended
	February 28,	February 28,	Change	% Change	February 28,	February 28,	Change	% Change
(In thousands of U.S. dollars)	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Net cash used in operating activities	$(21,942)	$(5,761)	$(16,181)	281%	$(31,820)	$(81,792)	$49,972	(61)%
Less: investments in capital and intangible assets, net	(2,248)	(14,212)	11,964	(84)%	(21,040)	(25,753)	4,713	(18)%
Free cash flow	$(24,190)	$(19,973)	$(4,217)	21%	$(52,860)	$(107,545)	$54,685	(51)%
Add: growth CAPEX	1,782	1,808	(26)	(1)%	7,413	6,318	1,095	17%
Add: cash paid for litigation settlements	—	—	—	NM	2,804	—	2,804	NM
Adjusted free cash flow	$(22,408)	$(18,165)	$(4,243)	23%	$(42,643)	$(101,227)	$58,584	(58)%

Other Financial Information: Adjusted cash operating income (loss)
	For the three months ended				For the nine months ended
	February 28,	February 28,	Change	% Change	February 28,	February 28,	Change	% Change
	2026	2025	2026 vs. 2025		2026	2025	2026 vs. 2025
Operating loss	$(26,386)	$(759,931)	$733,545	(97)%	$(46,573)	$(838,719)	$792,146	(94)%
Change in fair value of contingent consideration	—	—	—	0%	(15,000)	—	(15,000)	0%
Impairments	—	699,235	(699,235)	(100)%	—	699,235	(699,235)	(100)%
Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc.	—	20,000	(20,000)	(100)%	—	20,000	(20,000)	(100)%
Amortization	16,741	33,546	(16,805)	(50)%	48,260	99,410	(51,150)	(51)%
Stock-based compensation	13,725	4,035	9,690	240%	31,060	18,189	12,871	71%
Adjusted cash operating income (loss)	$4,080	$(3,115)	$7,195	(231)%	$17,747	$(1,885)	$19,632	(1,041)%